                                11,500,000 SHARES

                         TAL INTERNATIONAL GROUP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               October   , 2005

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
JEFFERIES & COMPANY, INC.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC,
          Eleven Madison Avenue,
            New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. TAL International Group, Inc., a Delaware corporation
("COMPANY"), proposes to issue and sell 11,500,000 shares of its Common Stock, par value $0.001 per share, ("SECURITIES") (such 11,500,000 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"). The stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") also propose to sell to the
Underwriters, at the option of the Underwriters, an aggregate of not more than
1,725,000 additional outstanding shares of the Company's Securities, as set forth below (such 1,725,000 additional shares of Securities being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional
Securities are herein collectively called the "OFFERED SECURITIES". The Company and the Selling Stockholders hereby agree, severally and not jointly, with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling
Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

              (i) A registration statement (No. 333-126317) relating to the
         Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A)
         has been declared effective under the Securities Act of 1933 ("ACT")
         and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement
         ("INITIAL REGISTRATION STATEMENT") has been declared effective, either
         (A) an additional registration statement ( "ADDITIONAL REGISTRATION
         STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such
         Rule and the Offered Securities all have been duly registered under the
         Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment
         (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the

         Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the
         Representatives that it proposes to file an amendment or
         post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this
         Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule
         462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective
         Time of the additional registration statement pursuant to the General
         Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE
         430A(B)") under the Act, is hereinafter referred to as the "INITIAL
         REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule
         430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION
         STATEMENT". The Initial Registration Statement and the Additional
         Registration Statement are herein referred to collectively as the
         "REGISTRATION STATEMENTS" and individually as a "REGISTRATION
         STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with
         Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement
         is prior to the execution and delivery of this Agreement: (A) on the
         Effective Date of the Initial Registration Statement, the Initial
         Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND
         REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the
         Effective Date of the Additional Registration Statement (if any), each
         Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not
         include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial
         Registration Statement and, if the Effective Time of the Additional
         Registration Statement is prior to the execution and delivery of this
         Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional
         Registration Statement in which the Prospectus is included, each
         Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial
         Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration
         Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the
         Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

              (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the
         Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT").

              (iv) Each subsidiary of the Company required to be identified in the Registration Statement pursuant to Item 601(b)(21) of Regulation
         S-K under the Act (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept is applicable under the laws of the jurisdiction of incorporation), with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing would not have a
         Material Adverse Effect; each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a
         Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (except (A) liens and encumbrances, if any, described in the
         Prospectus, (B) pledged or otherwise granted as security to secure indebtedness of the Company and/or its subsidiaries pursuant to any agreements or instruments evidencing indebtedness of the Company and/or its subsidiaries existing on the Closing Date, (C) for statutory liens for current taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and (D) for restrictions and other limitations on the transfer thereof pursuant to applicable federal, state and foreign securities laws (the liens, encumbrances and defects described in the preceding clauses (A) through (D) are herein referred to as "PERMITTED LIENS"); the entities listed on Schedule C hereto are the only Significant Subsidiaries; and the subsidiaries of the Company that are not Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Act.

              (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered
         Securities have been delivered and paid for in accordance with this
         Agreement on each Closing Date (as defined below), such Offered
         Securities will have been, validly issued, fully paid and nonassessable and, upon the effectiveness of the Company's amended and restated
         certificate of incorporation to be filed prior to the date hereof, will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, except such have been satisfied or waived on or prior to the date hereof.

              (vi) Except as disclosed in the Prospectus, there are no
         contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any
         Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) Except as disclosed in the Prospectus, there are no
         contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the
         Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the
         Company under the Act that have not been satisfied or waived on or prior to the date hereof.

              (viii) The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

              (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Firm Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or the failure to obtain or make which would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated herein.

              (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein will not result in a breach or violation by the Company or its subsidiaries of any of the terms and provisions of, or constitute a default by the
         Company or its subsidiaries under (A) assuming the accuracy of the representations and warranties of the other parties hereto and the performance by those parties of their agreements and obligations herein, any statute, any rule, regulation or order of, or filing with any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, (B) any agreement or instrument to which the
         Company or any Significant Subsidiary is a party or by which the
         Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (C) the charter or by-laws of the Company or any such
         Significant Subsidiary (except, in the cases of clauses (A) and (B)
         above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect); and
         the Company has full corporate power and authority to authorize, issue and sell the Firm Securities as contemplated by this Agreement.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company.

              (xii) (A) On or before the date hereof, "lock-up" agreements, each substantially in the form of Exhibit A hereto ("LOCK-UP AGREEMENTS), relating to sales and certain other dispositions of shares of
         Securities or certain other securities, have been executed and delivered to the Representatives by all stockholders, optionholders, officers and directors of the Company as of the date hereof (excluding any Selling Stockholders subject to the provisions set forth in Section
         5(b)(i) hereof), and all such agreements are in full force and effect;
         and (B) the persons listed on Schedule D hereto are all of the stockholders, optionholders, officers and directors of the Company as of the date hereof.

              (xiii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and title to all other properties and assets owned by them that, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects (other than Permitted Liens) that would materially and adversely affect the value thereof or materially and adversely interfere with the use made or to be made thereof by them;
         and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole, under valid and enforceable leases with no exceptions (other than Permitted Liens) that would materially and adversely interfere with the use made or to be made thereof by them.

              (xiv) All of the master lease agreements, lease addenda and other agreements material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the master lease agreements, lease addenda or other agreements mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries with respect to any such master lease agreement, lease addendum or other agreement.

              (xv) The Company is in compliance with all of the obligations imposed on an owner of an intermodal freight container, as described in the International Convention for Safe Containers, 1972 (CSC), as
         amended, adopted by the International Maritime Organization.

              (xvi) The Company and its subsidiaries possess adequate
         certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually

         or in the aggregate have a Material Adverse Effect.

              (xvii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

              (xviii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively,
         "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (xix) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; the Company is not aware of any pending investigation which might lead to such a claim.

              (xx) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or, to the Company's knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a
         Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the
         Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

              (xxi) The financial statements included in each Registration
         Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis; all non-GAAP financial information included in a
         Registration Statement complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the
         Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

              (xxii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably expected to involve a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xxiii) At the time a Registration Statement becomes effective, the Company will become subject to the reporting requirements of either
         Section 13 or Section 15(d) of the Securities

         Exchange Act of 1934, as amended ("EXCHANGE ACT") and will file reports with the Commission on the Electronic Data Gathering, Analysis
         and Retrieval ("EDGAR") system.

              (xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

              (xxv) The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns that have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in a Registration Statement and the Prospectus, there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

              (xxvi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the standards of the Public Company Accounting
         Oversight Board (United States)("PCAOB") and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange
         Act) that are effective in ensuring that information required to be disclosed by the Company in its reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the
         Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the
         Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

              (xxvii) Based on the evaluation of its internal control over financial reporting (as such term is defined in Rule 13a-15 under the
         Exchange Act), the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

              (xxviii) The Company and its officers and directors are actively taking steps to ensure that they will be in compliance with any provision of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"),
         including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent such sections are applicable.

              (xxix) To the Company's knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official from corporate funds, (C)
         violated or is in violation of any provision of the Foreign Corrupt
         Practices Act of 1977 or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (b) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

              (i) Such Selling Stockholder has and on each Optional Closing Date
         (as defined below) hereinafter mentioned will have valid and unencumbered title to the Optional Securities to be

         delivered by such Selling Stockholder on such Optional Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Optional Securities to be delivered by such Selling Stockholder on such Optional Closing Date hereunder; and upon the delivery of and payment for the Optional
         Securities on each Optional Closing Date hereunder the several
         Underwriters will acquire valid and unencumbered title to the Optional
         Securities to be delivered by such Selling Stockholder on such
         Optional Closing Date, subject to any interests created by the several
         Underwriters.

              (ii) Such Selling Stockholder has, and on each Optional Closing
         Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody
         Agreement (as defined below) signed by such Selling Stockholder and the
         Custodian (as defined below) relating to the deposit of the Optional
         Securities to be sold by such Selling Stockholder and the Power of
         Attorney (the "POWER OF ATTORNEY") appointing [?] as such Selling
         Stockholder's attorney-in-fact to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Optional Securities to be sold by such Selling
         Stockholder in the manner provided herein and therein.

              (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement (as defined below) or this Agreement in connection with the sale of the Optional
         Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

              (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

              (v) The Power of Attorney and related Custody Agreement (as defined below) with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling
         Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

              (vi) The execution, delivery and performance of the Custody
         Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule or regulation governing transactions of this type or any order applicable to such
         Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, (B) any material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (C) the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling
         Stockholder is a partnership, the trust agreement of such Selling
         Stockholder is a trust or any other constituent documents of such
         Selling Stockholder.

              (vii) If the Effective Time of the Initial Registration Statement
         is prior to the execution and delivery of this Agreement: (A) on the
         Effective Date of the Initial Registration Statement, the Initial
         Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional
         Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the
         Rules and Regulations, did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this
         Agreement, the Initial Registration Statement and, if the Effective
         Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time

         of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional
         Registration Statement in which the Prospectus is included, each
         Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the
         Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial
         Registration Statement, the Initial Registration Statement and the
         Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (viii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling
         Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (ix) At any time during the period during which a Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, if there is any change in the information referred to in 2(b)(vii) with respect to a Selling Stockholder, such Selling Stockholder will immediately notify the Representatives of such change.

              (x) The sale of the Optional Securities by such Selling
         Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

              (xi) In the case of [each Selling Stockholder listed on Schedule
         A-1 hereto], such Selling Stockholder has reviewed the Registration
         Statement and the representations and warranties of the Company contained in this Section 2 and has no reason to believe that such representations and warranties are not true and correct.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each
Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the respective number of
Firm Securities set forth opposite the names of the Underwriters in Schedule B hereto.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in
Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") drawn to the order of the Company, at the office of Cravath, Swaine & Moore LLP,
Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, at 10:00 A.M.,
New York time, on 2005, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the
Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of
Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company and the
Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the
Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of shares of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions) and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such

Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of
Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm
Securities. No Optional Securities shall be sold or delivered unless the Firm
Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

         Certificates in negotiable form for the Optional Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under custody agreements ("CUSTODY AGREEMENTS"), made with
[o], as custodian ("CUSTODIAN"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling
Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Optional
Securities hereunder, certificates for such Optional Securities shall be delivered by the Custodian in accordance with the terms and conditions of this
Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First
Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the
Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Custodian, at the above office of Cravath, Swaine & Moore LLP.
The certificates for the Optional Securities being purchased on each Optional
Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional
Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such
Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several
Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. (a)
The Company agrees with the several Underwriters and the Selling Stockholders that:

              (i) If the Effective Time of the Initial Registration Statement is
         prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this
         Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFB promptly of any such filing pursuant to
         Rule 424(b). If the Effective Time of the Initial Registration
         Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by
         CSFB.

              (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial
         Registration Statement, the Additional Registration Statement (if any)
         or the Prospectus and will not effect such amendment or supplementation without CSFB's consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the
         Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (iii) If, at any time when a prospectus relating to the Offered
         Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section
         6.

              (iv) As soon as practicable, but not later than the Availability
         Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least
         12 months beginning after the Effective Date of the Initial
         Registration Statement (or, if later, the Effective Date of the
         Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence,
         "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such
         Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the
         90th day after the end of such fourth fiscal quarter.

              (v) The Company will furnish to the Representatives copies of each
         Registration Statement (four of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests.
         The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial
         Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (vi) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution;
         provided that the Company will not be required to (A) qualify to do business in any jurisdiction in which it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process or (B) subject the Company or any of its subsidiaries to taxation in any such jurisdiction where they are not now subject.

              (vii) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other
         Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the
         Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; provided that any information or documents available on the Commission's EDGAR system shall be considered sufficiently furnished for the purposes of this Section 5(a)(vii).

                                       10

              (viii) The Company will pay all expenses incident to the
         performance of the obligations of the Company and the Selling
         Stockholders, as the case may be, under this Agreement, for any reasonable and documented filing fees and other expenses (including reasonable and documented fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates in accordance with this Agreement and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of
         Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including one-half of the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the
         Selling Stockholders of the Optional Securities to the Underwriters and
         for reasonable and documented expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

              (xi) For the period specified below (the "LOCK-UP PERIOD"), the
         Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB; except that the Company may
         (A) issue Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exchange of preferred shares as described in the Prospectus or the exercise of warrants or options, in each case outstanding on the date hereof, provided that each recipient of such shares during the Lock-Up Period shall sign and deliver a Lock-Up Agreement; (B) grant employee stock options, restricted stock awards or other equity awards pursuant to the terms of a plan in effect on the date hereof and described in the Prospectus, provided that each recipient of such shares during the Lock-Up Period shall sign and deliver a Lock-Up Agreement; (C) issue Securities pursuant to the exercise of such options or other equity awards, provided that each recipient of such shares during the Lock-Up Period shall sign and deliver a Lock-Up Agreement and (D) issue Securities or securities convertible into or exchangeable or exercisable for
         Securities in connection with the acquisition by the Company of another entity, provided that each recipient of such shares during the Lock-Up
         Period shall sign and deliver a Lock-Up Agreement. The initial Lock-Up
         Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the
         Securities or such earlier date that CSFB consents to in writing;
         provided, however, that if (1) during the last 17 days of the initial
         Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up
         Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension. The Company will provide CSFB with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up
         Period.

          (b) Each Selling Stockholder agrees with the several Underwriters and the Company that:

              (i) Each Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB. Any Securities received upon exercise of options granted to a Selling Stockholder will also be subject to this Section 5(b)(i). Any securities acquired by a
         Selling Stockholder in the open market will not be subject to this
         Section 5(b)(i). A transfer of securities to (A) a family member or trust, (B) a director, officer or employee of a Selling Stockholder,
         (C) any donee of a bona fide gift of the Securities and (D) any beneficiary pursuant to a will or laws of descent, in each case, may be made, provided the transferee agrees to be bound in writing by the

                                       11

         terms of this Section 5(b)(i) and no filing by any party (transferor or transferee) under the Exchange Act shall be required or voluntarily made in connection with such transfer. The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Securities or such earlier date that CSFB consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up
         Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up
         Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the
First Closing Date and the Optional Securities to be purchased on each Optional
Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling
Stockholders of their obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial
         Registration Statement is prior to the execution and delivery of this
         Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst &
         Young LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting
                  requirements of the Act and the related published Rules and
                  Regulations;

                           (ii) they have performed the procedures specified by
                  the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, on
                  the unaudited financial statements included in the
                  Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and
                  accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Registration Statements do not comply
                           as to form in all material respects with the
                           applicable accounting requirements of the Act and the
                           related published Rules and Regulations or any
                           material modifications should be made to such
                           unaudited financial statements for them to be in
                           conformity with generally accepted accounting
                           principles;

                                    (B) the unaudited consolidated net sales,
                           net operating income, net income and net income per
                           share amounts for the six-month periods ended June
                           30, 2004 and 2005 included in the Prospectus do not
                           agree with the amounts set forth in the unaudited
                           consolidated financial statements for those same
                           periods or were not determined on a basis
                           substantially consistent with that of the
                           corresponding amounts in the audited statements of
                           income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a
                           subsequent specified date not more than three
                           business days prior to the date of this Agreement,
                           there was any change in the capital stock or any

                                       12

                           increase in short-term indebtedness or long-term debt
                           of the Company and its consolidated subsidiaries or,
                           at the date of the latest available balance sheet
                           read by such accountants, there was any decrease in
                           consolidated current assets or total assets, as
                           compared with amounts shown on the latest balance
                           sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the
                           Prospectus to the closing date of the latest
                           available income statement read by such accountants,
                           or to a subsequent specified date not more than three
                           business days prior to the date of this Agreement,
                           there were any decreases, as compared with the
                           corresponding period of the previous year, in
                           consolidated total revenue, net operating income or
                           in the total or per share amounts of consolidated net
                           income,

                  except in all cases set forth in clauses (iii)(C) and (iii)(D)
                  above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other
                  financial information contained in the Registration Statements
                  (in each case to the extent that such dollar amounts,
                  percentages and other financial information are derived from the general accounting records of the Company and its
                  subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from
                  inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise
                  specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the
         Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its
         Effective Time, (ii) if the Effective Time of the Initial Registration
         Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is
         subsequent to such execution and delivery, "REGISTRATION STATEMENTS"
         shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration
         Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New
         York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional
         Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any
         Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial
         Registration Statement is prior to the execution and delivery of this
         Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this
         Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the
         Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this
         Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition
         (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the
         Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any

                                       13

         downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or
         international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the
         Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v)or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the
         United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for the
         Company, containing opinions substantially in the form of Exhibit B hereto.

                  (e) The Representatives shall have received (i) on or prior to the date hereof, the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and (ii) an opinion, dated such Closing Date, of counsel for the Selling Stockholders, substantially in the form of Exhibit C hereto.

                  (f) The Representatives shall have received from Cravath,
         Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such
         Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling
         Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a
         principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable
         investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing
         Date; no stop order suspending the effectiveness of any Registration
         Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional
         Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule
         462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition
         (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

                  (h) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (i) Lock-Up Agreements relating to sales and certain other dispositions of

                                       14

         shares of Securities or certain other securities shall have been executed and delivered to the Representatives (i) on or before the date hereof, by all persons listed on Schedule D hereto and (ii) on or before the Closing Date, by any additional shareholders,
         optionholders, officers and directors of the Company as of the Closing
         Date, and all such agreements shall be in full force and effect on the
         Closing Date.

                  (j) The Custodian will to deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States
         Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this
         Agreement.

              The Selling Stockholders and the Company will furnish the
         Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the
         Underwriters compliance with any conditions to the obligations of the
         Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, and each Selling Stockholder, against any losses, claims, damages or liabilities, joint or several, to which such
Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any
amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances in which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Offered Securities to a person to whom was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the
Company has previously furnished copies thereof to such Underwriter.

         (b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such
Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the
Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the Selling Stockholders shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) to the extent that any such loss, claim, damage or liability

                                       15

of such Underwriter results from the fact that such Underwriter sold Offered
Securities to a person to whom was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter; and
provided, further, that the Selling Stockholders, other than the Selling
Stockholders listed on Schedule A-1 hereto, shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling
Stockholder or contained in a representation or warranty given by such Selling
Stockholder in this Agreement or the Custody Agreement.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each
Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling
Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the fourth, sixth, thirteenth and fourteenth paragraphs under the caption "Underwriting".

       (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c)
above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any action or claim effected without its consent; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                                       16

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b)
or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the
Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the
Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the
Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling
Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).
Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the
Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a
Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the
First or any Optional Closing Date and the aggregate number of shares of Offered
Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the
Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of
Offered Securities with respect to which such default or defaults occur exceeds
10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to
CSFB, the Company and the Selling Stockholders for the purchase of such Offered
Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to
Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Selling Stockholders, of the Company or its officers and

                                       17

of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling
Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section
8 or if for any reason the purchase of the Offered Securities by the
Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling
Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel)
reasonably incurred by them in connection with the offering of the Offered
Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison
Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or,
if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at TAL International Group, Inc., 100 Manhattanville Road, Purchase, NY
10577-2135, Attention: Marc Pearlin, or, if sent to the Selling Stockholders or any of them individually, will be mailed, delivered or telegraphed and confirmed to [o] at [o]; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such
Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters. [?] will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by [o] will be binding upon all the
Selling Stockholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Absence of Fiduciary Relationship. The Company and each of the
Selling Stockholders acknowledge and agree that:

         (a) the Representatives have been retained solely to act as
Underwriters in connection with the sale of Company's Securities and that no fiduciary, advisory or agency relationship between Company and any of the
Selling Stockholders and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the
Representatives have advised or are advising the Company or any of the Selling
Stockholders on other matters;

         (b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

         (c) the Company and each of the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or any of the Selling
Stockholders by virtue of any fiduciary, advisory or agency relationship; and

                                       18

         (d) the Company and each of the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the
Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or any of the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of the Selling Stockholders, including stockholders, employees or creditors of the Company.

         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and each of the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of
Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                       19

         If the foregoing is in accordance with the Representatives'
understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the
Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                          TAL INTERNATIONAL GROUP, INC.

                                          By
                                             --------------------------------
                                             Name:
                                             Title:

                                          By
                                             --------------------------------
                                             Name:
                                             Title: Attorney-in-Fact

                                             As Attorney-in-Fact Acting on
                                                Behalf of Each of the Selling
                                                Stockholders Named on Schedule
                                                A hereto.

                                       20

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON LLC,

          By
              -----------------------------------------------
              Name:
              Title:

     DEUTSCHE BANK SECURITIES INC.,

          By
              -----------------------------------------------
              Name:
              Title:

          By
              -----------------------------------------------
              Name:
              Title:

     JEFFERIES & COMPANY, INC.,

          By
              -----------------------------------------------
              Name:
              Title:

         Acting on behalf of themselves and as the
           Representatives of the several Underwriters

                                       21

                                   SCHEDULE A

                                                            NUMBER OF
                                                            OPTIONAL
                                                          SECURITIES TO
                 SELLING STOCKHOLDER                          BE SOLD
                 -------------------                          -------
The Resolute Fund, L.P.                                      1,043,059
The Resolute Fund Singapore PV, L.P.                            41,017
The Resolute Fund Netherlands PV I, L.P.                        49,220
The Resolute Fund Netherlands PV II, L.P.                       41,017
The Resolute Fund NPQ, L.P.                                      1,230
JZ Equity Partners, plc                                        126,480
Fairholme Partners, L.P.                                        84,320
Fairholme Ventures II, LLC                                      84,320
Fairholme Holdings, Ltd.                                        84,320
Edgewater Private Equity Fund III, L.P.                         17,415
Edgewater Private Equity Fund IV, L.P.                         109,064
Seacon Holdings Limited                                         43,538

  Total.........................................             1,725,000
                                                             =========

                                       1

                                  SCHEDULE A-1

                                                                NUMBER OF
                                                                 OPTIONAL
                                                              SECURITIES TO
               SELLING STOCKHOLDER                               BE SOLD
               -------------------                               -------

  Total......................................

                                       2

                                   SCHEDULE B

                                                                   NUMBER OF
                                                                FIRM SECURITIES
                  UNDERWRITER                                   TO BE PURCHASED
                  -----------                                   ---------------
Credit Suisse First Boston LLC.........................
Deutsche Bank Securities Inc...........................
Jefferies & Company, Inc...............................
UBS Securities LLC.....................................
Robert W. Baird & Co. Incorporated ....................
Morgan Keegan & Company, Inc. .........................
Fortis Securities LLC..................................
                           Total.......................             11,500,000
                                                                    ==========

                                       3

                                   SCHEDULE C

            SIGNIFICANT SUBSIDIARIES OF TAL INTERNATIONAL GROUP, INC.

             Name                          Jurisdiction of Incorporation
             ----                          -----------------------------

                                       4